CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post -Effective Amendment No. 25 to Registration Statement No. 33-75116 of The LKCM Funds, Inc., on Form N-1A of our report dated February 14, 2005, appearing in the Annual Report of Aquinas Funds, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of this Registration Statement.


Milwaukee, WI
July 6, 2005